EXHIBIT 10.33

TRIUMPH GROUP, INC.
2016 DIRECTORS’ EQUITY COMPENSATION PLAN
ARTICLE I
PURPOSE
The purpose of this 2016 Directors’ Equity Compensation Plan (the “Plan”) is to enable Triumph Group, Inc. to attract and retain qualified independent, non-employee directors and to further promote the mutuality of interests between such directors and the Company’s stockholders.
ARTICLE II
DEFINITIONS
For purposes of this Plan, the following terms shall have the following meanings:
2.1“Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Board.
2.2“Award” means a Stock Option, Stock Award, Deferred Stock Unit or Restricted Stock Unit, granted in accordance with the terms of the Plan.
2.3“Award Agreement” means a Stock Option certificate, Stock Award Agreement, Deferred Stock Unit Award Agreement or Restricted Stock Unit Award Agreement, as the case may be.
2.4“Board” means the Board of Directors of the Company.
2.5“Code” means the Internal Revenue Code of 1986, as amended.
2.6“Common Stock” means the common stock, $.001 per value per share, of the Company.
2.7“Company” means Triumph Group, Inc., a Delaware corporation.
2.8“Deferred Compensation Plan” means the Company’s Directors’ Deferred Compensation Plan.
2.9“Deferred Stock Unit” means the right to receive Shares, subject to a risk of forfeiture, pursuant to Article VIII.
2.10“Deferred Stock Unit Agreement” shall mean the agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Board, evidencing the terms and conditions of an individual Deferred Stock Unit. Each Deferred Stock Unit Award Agreement is subject to the terms and conditions of the Plan.

2.11“Disability” or “Disabled” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
2.12“Dividend Equivalents” has the meaning set forth in Section 8.2(e).
2.13“Effective Date” means the date on which the Plan is approved by the Company’s stockholders.
2.14“Eligible Director” means any member of the Board who, on the date of the granting of an Award, is not an officer or an employee of the Company or any of the Company’s subsidiaries.
2.15“Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the previous regular trading day’s closing price of actual sales of shares of Common Stock on the principal national securities exchange on which the Common Stock is listed, or if not listed, as reported on any over-the-counter market or other alternative trading system on such date, or if such Common Stock was not listed or reported on such date, the fair market value as determined under regulations under Section 409A of the Code.
2.16“Participant” means an Eligible Director to whom an Award has been granted under the Plan.
2.17“Restricted Stock Unit” or “RSU” means the right to receive one share of Common Stock, subject to a risk of forfeiture, pursuant to Article IX.
2.18“Restricted Stock Unit Award Agreement” means the agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Board, evidencing the terms and conditions of an individual Restricted Stock Unit. Each Restricted Stock Unit Award Agreement is subject to the terms and conditions of the Plan.
2.19“Retirement” means retirement from active service on the Board as determined by the Board.
2.20“Shares” has the meaning set forth in Section 4.1.
2.21“Stock Award” means an award or issuance of Shares pursuant to Article VII of the Plan.
2.22“Stock Award Agreement” means the agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Board, evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement is subject to the terms and conditions of the Plan.
2.23“Stock Option” or “Option” means any option to purchase Shares granted pursuant to Article VI of the Plan.

ARTICLE III
ADMINISTRATION
3.1Administration. The Plan shall be administered and interpreted by the Board.
3.2Guidelines. Subject to Article X hereof, the Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award granted under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.2 shall impair the rights of any Participant without the Participant’s consent, unless otherwise required by law.
3.3Decisions Final. Any decision, interpretation or other action made or taken in good faith by the Board arising out of or in connection with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.
ARTICLE IV
SHARE LIMITATION
4.1Shares. The maximum aggregate number of shares of Common Stock subject to Awards that may be granted under the Plan is five hundred thousand (500,000) (the “Shares”). The Shares may be allocated from the authorized but unissued shares of Common Stock or treasury shares. If any Award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised or vested in full, the number of unissued Shares shall again be available for the purposes of the Plan.
4.2Adjustments Upon Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, reverse stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders in respect of stock other than a cash dividend, the Board shall make such adjustments in the number and kind of shares authorized by the Plan, in the minimum and maximum limits set forth in Section 4.1 and Section 5.2. and in any outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Participant. If during the term of any Award granted hereunder the Company shall be, with the prior approval of a majority of the members of the Board, merged into or consolidated with or otherwise combined with or acquired by a person or entity, or there is a liquidation of the Company, then at the election of the Board, the Company may take such other action as the Board shall determine to be reasonable under the circumstances to permit the Participant to realize the value of such Award, including without limitation paying cash to such Participant equal to the value of the Award or requiring the acquiring corporation to grant options or stock to such Participant having a value equal to the value of the Award.
ARTICLE V
ELIGIBILITY AND GRANTS OF AWARDS
5.1Eligible Directors. Only Eligible Directors may be granted Awards under the Plan.
5.2Annual Grants. The Board shall make an annual grant to each Eligible Director of Awards representing not more than shares of Common Stock with a value of $600,000, with the number of shares underlying such award calculated based upon the Fair Market Value of a share of Common Stock on the date of grant. The Board shall have full authority to determine whether an Award is an Option, a Stock Award, a Deferred Stock Unit or a Restricted Stock Unit. Effective as of November 10, 2016, the annual grant to each Eligible Director will have a value of not more than $140,000.
5.3Discretionary Grants. In addition to the annual grants described in Section 5.2, the Board may from time to time grant additional Awards to any Eligible Director. Such discretionary Awards shall not have a value of more than $250,000 annually. The Board shall have full authority to select the Eligible Directors to whom such Awards are to be granted and to determine the number of shares of Common Stock to be covered by each such Award.
ARTICLE VI
STOCK OPTIONS
6.1Options. All Stock Options granted under the Plan shall be non-qualified stock options (i.e., options that do not qualify as incentive stock options under Section 422 of the Code).
6.2Grants. The Board shall have full authority to grant Stock Options to Eligible Directors in its discretion pursuant to this Article VI.
6.3Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall deem desirable:
(a)Stock Option Certificate. Each Stock Option shall be evidenced by, and subject to the terms of, a Stock Option certificate executed by the Company. The Stock Option certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and such other terms and conditions, consistent with the provisions of the Plan, as the Board shall deem advisable.
(b)Option Price. The option price per share of Common Stock purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant.

(c)Option Term. The term of each Stock Option shall be seven years from the date of grant.
(d)Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board at the time of grant; provided that (i) each Stock Option exercise period shall be at least one (1) year from the start of the vesting period, and (ii) the Board may waive any installment exercise or waiting period provisions, in whole or in part, at any time, based on such factors as the Board shall, in its sole discretion, deem appropriate.
(e)Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option term by delivering to the Company written notice of exercise specifying the number of shares of Common Stock to be purchased and the option price therefore. The notice of exercise shall be accompanied by payment in full of the option price. The option price may be paid in cash or by check payable to the Company or, with the consent of the Board on or after the date of grant, in whole or in part in shares of Common Stock owned by the Participant, or by a reduction in the number of shares of Common Stock otherwise issuable upon such exercise, with the shares of Common Stock in either case valued at the Fair Market Value on the date of exercise. Upon payment in full of the option price and satisfaction of the other conditions provided herein, a stock certificate representing the number of shares of Common Stock to which the Participant is entitled shall be issued and delivered to the Participant.
(f)Termination. Unless otherwise determined by the Board, Stock Options held by a Participant who ceases to be a member of the Board shall be exercisable as follows:
(i)If the Participant ceases to be a member of the Board by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent such Option was exercisable at the time of death or on such accelerated basis as the Board may determine at or after grant, by the legal representative of the Participant’s estate, until the expiration of the stated term of the Option or until such earlier time as the Board may determine at the time the Option is granted or such accelerated basis is determined.
(ii)If the Participant ceases to be a member of the Board by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s legal representative), to the extent it was exercisable at the time the Participant ceased to be a member of the Board or on such accelerated basis as the Board may determine at or after grant, until the expiration of the stated term of the Option or until such earlier time as the Board may determine at the time the Option is granted or such accelerated basis is determined.
(iii)If the Participant ceases to be a member of the Board for any reason other than death or Disability, the Stock Option shall terminate 90 days after the date on which the Participant ceased to be a member of the Board; provided, however, that the Board may extend such exercise period based on such factors as the Board shall, in its sole discretion, deem appropriate, but not beyond the expiration of the stated term of the Option.
6.4Rights as Stockholder. A Participant shall not be deemed to be the holder of Common Stock, or have any of the rights of a holder of Common Stock, with respect to shares subject to an Option, until the Option is exercised and a stock certificate representing such shares of Common Stock is issued to the Participant.
ARTICLE VII
STOCK AWARDS
7.1The Board shall have full authority to grant Stock Awards to Eligible Directors in its discretion pursuant to this Article VII.
7.2Each Stock Award shall be evidenced by a Stock Award Agreement, the terms and conditions of which are consistent with the following:
(a)Restrictions. Stock Awards shall vest at such time and in such installments as determined by the Board.
(b)Forfeiture. Unless otherwise provided in the Stock Award Agreement, upon the Participant’s ceasing to be a member of the Board (other than as provided below in Sections 7.2(c) and (d)), the shares of Common Stock subject to a Stock Award that have not yet become vested pursuant to the Stock Award Agreement shall be forfeited.
(c)Death, Disability or Retirement of Participant. Unless otherwise provided in the Stock Award Agreement, if a Participant ceases to be a member of the Board due to death, Disability or Retirement, all outstanding Stock Awards granted to such Participant shall accelerate and vest; provided, however that the conditions set forth in Section 12.1 are met.
(d)Divestiture. If a Participant will cease to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the vesting of all or a portion of any outstanding Stock Award granted to such Participant and provide that all forfeiture provisions with respect to such Stock Awards shall lapse. The determination of whether a divestiture will occur shall be made by the Board in its sole discretion.
(e)Rights as a Stockholder. The Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.
ARTICLE VIII
DEFERRED STOCK UNITS
8.1The Board shall have full authority to grant Deferred Stock Units to Eligible Directors in its discretion pursuant to this Article VIII. In addition, if any Participant makes an election under the Deferred Compensation Plan to defer a portion of his or her annual cash fees into a stock deferred account under such Deferred Compensation Plan, such deferral shall be deemed to be Deferred Stock Units, with associated Dividend Equivalents, issued under this Plan.
8.2Each Deferred Stock Unit shall be evidenced by a Deferred Stock Unit Award Agreement, the terms and conditions of which are consistent with the following:
(a)Restrictions. Deferred Stock Units shall vest at such time and in such installments as determined by the Board; provided, however, that the minimum forfeiture period shall be at least one (1) year from the date of grant.
(b)Forfeiture. Unless otherwise provided in the Deferred Stock Unit Award Agreement, upon the Participant’s ceasing to be a member of the Board (other than as provided below in Sections 8.2(c) and (d)), the shares of Common Stock subject to a Deferred Stock Unit Award that have not yet become vested pursuant to the Deferred Stock Unit Agreement shall be forfeited.
(c)Death, Disability or Retirement of Participant. Unless otherwise provided in the Deferred Stock Unit Award Agreement, if a Participant ceases to be a member of the Board due to death, Disability or Retirement, all forfeiture restrictions on all outstanding Deferred Stock Units granted to such Participant shall lapse; provided, however, that the conditions set forth in Section 12.1 are met.
(d)Divestiture. If a Participant will cease to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the lapse of forfeiture restrictions of all or a portion of any outstanding Deferred Stock Unit granted to such Participant. The determination of whether a divestiture will occur shall be made by the Board in its sole discretion.
(e)Dividend Equivalents. The Deferred Stock Unit Award Agreement may provide that the holder of the Deferred Stock Units will be entitled to receive payment from the Company at such times as set forth in the Deferred Stock Unit Award Agreement in an amount equal to each cash dividend (“Dividend Equivalent”) the Company would have paid to such holder had he or she, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Deferred Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents that would have been paid to the holder of Deferred Stock Units shall be credited. Such account will not bear interest.
8.3Rights as a Stockholder. The Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant to the extent described in the terms of a Deferred Stock Award Agreement.

ARTICLE IX
RESTRICTED STOCK UNITS
9.1The Board shall have full authority to grant Restricted Stock Units to Eligible Directors in its discretion pursuant to this Article IX.
9.2Each Restricted Stock Unit shall be evidenced by a Restricted Stock Unit Award Agreement, the terms and conditions of which are consistent with the following:
(a)Restrictions. RSUs shall vest at such time and in such installments as determined by the Board; provided, however, that the minimum forfeiture period shall be at least one (1) year from the date of grant; provided, further, however, that if the Participant makes a deferral election with respect to any RSUs under the Deferred Compensation Plan, the terms of the Deferred Compensation Plan shall apply to the payment of such deferred Award.
(b)Forfeiture. Unless otherwise provided in the Restricted Stock Unit Award Agreement, upon the Participant’s ceasing to be a member of the Board (other than as provided below in Sections 9.2(c) and (d)), the shares of Common Stock subject to a Restricted Stock Unit Award that have not yet become vested pursuant to the Restricted Stock Unit Agreement shall be forfeited.
(c)Death, Disability or Retirement of Participant. Unless otherwise provided in the Restricted Stock Unit Award Agreement, if a Participant ceases to be a member of the Board due to death, Disability or Retirement, the forfeiture restrictions on all outstanding unvested Restricted Stock Units shall lapse; provided, however, that the conditions set forth in Section 12.1 are met.
(d)Divestiture. If a Participant will cease to be a member of the Board because of a divestiture by the Company, prior to such termination of membership, the Board may, in its sole discretion, accelerate the lapse of forfeiture restrictions on all or a portion of any outstanding unvested Restricted Stock Units granted to such Participant. The determination of whether a divestiture will occur shall be made by the Board in its sole discretion.
(e)Dividend Equivalents. The Restricted Stock Unit Award Agreement may provide that the holder of the Restricted Stock Units will be entitled to Dividend Equivalents equal to the cash dividends the Company would have paid to such holder had he or she, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Restricted Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents that would have been paid to the holder of Restricted Stock Units shall be credited. Such account will not bear interest.
9.3Rights as a Stockholder. The Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant to the extent described in the terms of a Restricted Stock Award Agreement.

ARTICLE X
TERMINATION OR AMENDMENT
10.1Termination or Amendment of Plan.
(a)Except as provided in subsections (b) and (c), the Board may at any time amend, discontinue or terminate the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XII); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant.
(b)Any amendment that constitutes a “material revision” to the Plan requiring stockholder approval pursuant to the New York Stock Exchange Corporate Governance Listing Standards shall not be effective unless approved by the Company’s stockholders.
(c)Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction), the Company may not, without obtaining stockholder approval: (i) amend the terms of outstanding Stock Options to reduce the exercise price of such outstanding Stock Options; (ii) cancel outstanding Stock Options in exchange for Stock Options with an exercise price that is less than the exercise price of the original Stock Options; or (iii) cancel outstanding Stock Options with an exercise price above the then current Common Stock price in exchange for cash or other securities. In addition, this Plan may not be amended to permit the actions in this subsection (c) unless the Company obtains prior stockholder approval.
10.2Amendment of Awards. The Board may amend the terms of any Award previously granted, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Board shall impair the rights of any holder without the holder’s consent.
ARTICLE XI
UNFUNDED PLAN
11.1Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for equity compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.
ARTICLE XII
GENERAL PROVISIONS
12.1Non-Competition Covenant. With respect to the acceleration of vesting or lapse of forfeiture restrictions of Stock Awards under Section 7.2(c), of Deferred Stock Units under Section 8.2(c) or of Restricted Stock Units under Section 9.2(c), the following conditions must be met:

(a)The Participant shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Board, competes with, or is in conflict with the interest of, the Company. The Participant shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are listed upon a recognized securities exchange or traded over-the-counter, or as long as such investment does not represent a substantial investment in the opinion of the Committee or a significant (greater than 3%) interest in the particular organization. For the purposes of this subsection, a company (other than an Affiliate) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company or any of its Affiliates shall be deemed to compete with the Company; and
(b)The Participant shall not, without prior written authorization from the Company, use in other than the business of the Company or any of its Affiliates, any confidential information or material relating to the business of the Company or its Affiliates, either during or after service on the Company’s Board.
12.2Nonassignment. Except as otherwise provided in the Award Agreement, any Award granted hereunder and the rights and privileges conferred thereby shall not be sold, transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any such Award, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Award and the rights and privileges conferred hereby shall immediately terminate and the Award shall immediately be forfeited to the Company.
12.3Legend. The Board may require each person acquiring shares hereunder to represent to the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.
All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
12.4Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
12.5No Right to Continue as Director. Neither the Plan nor the grant of any Award hereunder shall confer upon any person the right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company’s stockholders.

12.6Listing and Other Conditions.
(a)If the Common Stock is listed on a national securities exchange, the issuance of any shares of Common Stock upon exercise of an Award shall be conditioned upon such shares being listed on such exchange. The Company shall have no obligation to issue any shares of Common Stock upon exercise of an Award unless and until such shares are so listed, and the right to exercise any Award shall be suspended until such listing has been effected.
(b)If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.
(c)Upon termination of any period of suspension under this Section 12.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.
12.7Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware.
12.8Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.
12.9Liability of Board Members. No member of the Board nor any employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.
12.10Costs. The Company shall bear all expenses incurred in administering the Plan, including expenses related to the issuance of Common Stock under an Award.
12.11Severability. If any part of the Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

12.12Successors. The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.
12.13Headings. Article and section headings contained in this Plan are included for convenience only and are not to be used in construing or interpreting the Plan.
12.14Change in Control. Upon the occurrence of a Change in Control, to the extent that the Participant’s participation as a director of the Company ceases in connection with such Change in Control, each Award then outstanding and held by such Participant shall become immediately vested, and in the case of Stock Options, exercisable, or have full lapse of forfeiture restrictions, as applicable, to the full extent of the shares of Common Stock subject thereto. For directors continuing to serve on the Board of the successor entity following the Change in Control, all outstanding Awards will be assumed and converted into Awards to acquire equivalent equity of the successor entity. For purposes of this Plan, the term “Change in Control” means a change in ownership or control of the Company consummated through one of the following:
(a)one individual or entity (each a “Person”), or more than one Person acting as a group as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B), acquires ownership of stock of the Company that, together with stock previously held by the acquirer, constitutes more than fifty percent of the total fair market value or total voting power of the Company’s stock. If one Person, or more than one Person acting as a group, is considered to own more than fifty percent of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person or Persons acting as a group does not cause a change in ownership. An increase in the percentage of stock owned by one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property, will be treated as an acquisition of stock;
(b)One Person, or more than one Person acting as a group as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B) and (i)(5)(vi)(D), acquires or has acquired during the twelve months ending on the date of the most recent acquisition, ownership of stock of the Company that, together with stock previously held by the acquirer, possesses thirty-five percent or more of the total voting power of the Company’s stock. If one Person, or more than one Person acting as a group, is considered to own more than thirty percent of the total voting power of the Company’s stock, the acquisition of additional stock by the same Person or Persons acting as a group does not cause a change in effective control. An increase in the percentage of stock owned by one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property, will be treated as an acquisition of stock;
(c)A majority of the members of the Board is replaced during a twelve month period by directors whose appointment or election was not endorsed by a majority of the members of the Board before the date of appointment or election; or
(d)One Person, or more than one Person acting as a group as determined under Treasury Regulation Section 1.409A-3(i)(5)(v)(B) and (i)(5)(vii)(C), acquires or has acquired during the twelve month period ending on the date of the most recent acquisition, assets from the Company that have a total gross fair market value equal to at least forty percent of the total gross fair market value of the Company’s assets immediately before the acquisition or acquisitions. Gross fair market value means the fair market value of the Company’s assets, or the fair market value of the assets being disposed of, without regard to any liabilities associates with those assets. Notwithstanding the prior provisions of this definition, acquisitions of the Company’s assets by the following Persons will not be treated as a change in the ownership of the assets: (A) a shareholder of the Company immediately before the acquisition in exchange for or with respect to the Company’s stock; (B) a Person of which the Company owns stock with fifty percent or more of the total fair market value or total voting power of that Person’s stock; (C) a Person, or more than one Person acting as a group, that owns fifty percent or more of the total fair market value or voting power of which is owned by a Person or more than one Person acting as a group set forth in clause (C). Except as otherwise provided in the prior provisions of this definition, a Person’s status will be determined immediately after the asset transfer.
ARTICLE XIII
TERM OF PLAN
13.1Effective Date. The Plan shall be effective as of the Effective Date.
13.2Termination. Unless sooner terminated, the Plan shall terminate on November 10, 2026 (ten years after November 10, 2016, the date on which the Plan was first adopted by the Board) and no Awards may be granted thereafter. Termination of the Plan shall not affect Awards granted before such date, which will continue to be exercisable and/or vest after the Plan terminates.